Exhibit 99.1

Kiora Pharmaceuticals Reports Third Quarter 2026 Financial Results and Provides Corporate Update

SAN DIEGO, California — November 12, 2026 — Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) (“Kiora” or the “Company”) today reported financial results for the third quarter ended September 30, 2026, and provided a business update highlighted by the in-licensing of KIO-401, a late-stage, oral neuroprotective calpain inhibitor. The addition transforms Kiora’s development pipeline, bringing an asset supported by existing Phase 2 and Phase 3 studies conducted in Japan. Kiora is planning a multinational registration clinical trial in patients who have experienced a Central Retinal Artery Occlusion (CRAO).

Third Quarter 2026 and Recent Highlights
•Acquired late-stage lead asset: In-licensed exclusive development and commercialization rights, outside of Asia, to KIO-401 (mitucapistat) from Senju Pharmaceutical Co., Ltd., an oral calpain inhibitor supported by Phase 2 and Phase 3 clinical data from Japan.
•KIO-401 FDA engagement underway: Submitted a Type B pre-IND FDA meeting request and supporting materials to begin discussions regarding the investigational new drug application (IND) pathway, trial design and approvable endpoints for KIO-401.
•KIO-401 orphan drug designation requested: Submitted a request for FDA orphan drug designation for KIO-401 in CRAO. If granted, designation would provide development incentives and eligibility for market exclusivity following approval.
•KIO-301 ABACUS-2 trial is progressing: The clinical trial is actively enrolling and dosing patients in the 100 mg dose cohort.
•KIO-301 development and commercial network expanded: Out-licensed development and commercial rights for KIO-301 in South Korea to Chong Kun Dang Pharmaceutical Corporation (CKD).
•Expanded leadership team: Appointed Keith Lane, MBA, former Chief Scientific Officer of Ora, Inc., as EVP of Clinical Development and Regulatory Affairs. Mr. Lane has overseen more than 100 clinical trials, including more than 10 global, pivotal Phase 3 ophthalmic studies.
•Cash position: Ended the quarter with approximately $16.3 million in cash and short-term investments plus $2.2 million in collaboration, tax and other receivables.

KIO-401: Transforming Kiora’s Development Pipeline
“The addition of KIO-401 transforms Kiora into a late-stage retinal therapeutics company,” said Brian M. Strem, Ph.D., President and Chief Executive Officer of Kiora. “We are building on the significant amount of CMC, non-clinical and clinical data that already exists on KIO-401 through Senju’s previous and ongoing efforts. With exclusive rights outside Asia, we are preparing for a single, phase 3, registration trial of KIO-401 in patients across the United States, Europe and other territories. We believe an effective oral therapy that restores greater amounts of vision following an acute ischemic event could offer meaningful patient benefit and significant commercial value. Our strategy is to establish KIO-401 in CRAO and build on that foundation through additional ophthalmic indications, such as non-arteritic anterior ischemic optic neuropathy (NAION).

“Calpains are calcium-activated enzymes which, when dissociated from the endogenous inhibitor, are understood to initiate and regulate programmed cell death via the breakdown of multiple proteins essential to cell function and survival. KIO-401 inhibits this adverse activity, keeping cells alive and buying time for the body to restore homeostasis. Beyond KIO-401, we see opportunities for next-generation products and could cost-effectively evaluate one or more preclinical candidates in indications ranging from chronic ophthalmic diseases to neurodegenerative conditions or cardiovascular diseases.”

Patients with CRAO and NAION often experience sudden, permanent vision loss. Neither condition has an approved pharmacologic treatment nor any intervention that has demonstrated meaningful success in returning vision after these acute events. In Japan, the Phase 2a study reported a statistically significant visual-acuity improvement compared with a prospective observational registry (p=0.0398). The subsequent randomized, double-masked Phase 3 study showed a numerical improvement in the overall visual-acuity comparison (p=0.0949), with a statistically significant improvement among patients who were legally blind (as defined by the World Health Organization) at baseline (p=0.0195). These findings inform Kiora’s planned design of a larger trial to evaluate clinical benefit.

“The separation between KIO-401 and placebo and the continued trajectory in visual acuity in the active-treatment group through the final 12-week assessment provide further encouragement that a sufficiently powered registration study could support approval in the United States, Europe and other regions,” said Keith J. Lane, MBA, Executive Vice President of Clinical Development and Regulatory Affairs of Kiora. “To gain clarity as soon as possible, we’ve already submitted the meeting request and supporting materials to begin dialogue with the FDA regarding the IND pathway, trial design and endpoints for our planned CRAO registration trial. Further, we submitted a request to the FDA in early November for orphan drug designation for KIO-401 in CRAO. If granted, it would provide development incentives and eligibility for market exclusivity in the respective markets following approval.”

KIO-301 and Portfolio Priorities
KIO-301 remains in Phase 2 development for patients living with vision loss due to advanced retinitis pigmentosa. ABACUS-2 is enrolling patients in the 100 mg cohort with strong patient demand to participate in the trial. Kiora remains on track for topline data by the end of 2027, while its collaboration with Théa Open Innovation provides reimbursement of all associated research and development expenses. The Company also expanded KIO-301’s regional partnerships during the quarter through a license of South Korean rights to CKD. Should the asset be advanced further, Kiora is eligible for potential development milestone payments, additional regulatory milestones and royalties.

As announced in October 2026, Kiora discontinued further research and development investment in KIO-104. The Company plans to report results from patients enrolled in the KLARITY study and evaluate partnering opportunities.

Third Quarter 2026 Financial Results
“Our current cash position enables us to fund pre-trial activities needed to prepare KIO-401 for its next stage of development, including CMC and regulatory work ahead of enrollment and dosing, when spending will increase,” said Melissa Tosca, CPA, Chief Financial Officer of Kiora. “Reimbursement of KIO-301-related research and development expenses and our decision to discontinue KIO-104 support this financial flexibility. We will continue to maintain a streamlined operation, aligning spending with development milestones. Our resources also allow us to fund initial preclinical evaluation of next-generation calpain inhibitors in ophthalmic and non-ophthalmic indications. This disciplined approach enables us to advance these activities and seek greater clarity on Phase 3 trial requirements.”

Kiora ended the third quarter with approximately $16.3 million in cash and short-term investments, compared with $17.1 million as of December 31, 2025. The Company recorded $0.6 million in collaboration receivables and $1.6 million in tax and other receivables as of September 30, 2026.

Collaboration revenue was $1.0 million for the third quarter of 2026 related to the KIO-301 development and commercialization agreement with CKD. There was no comparable revenue recognized in the third quarter of 2025.

Research and development expenses were approximately $1.9 million for the third quarter of 2026, compared with $2.7 million for the third quarter of 2025. After collaboration credits from Théa of $0.9 million and $1.7 million, respectively, net research and development expenses were approximately $1.0 million and $1.1 million. The change primarily reflected lower preclinical and manufacturing costs for KIO-301 following completion of activities that supported the ABACUS-2 Phase 2 trial, which drove a corresponding decrease in reimbursable expenses from Théa, as well as lower personnel-related costs.

General and administrative expenses were approximately $1.6 million, compared with $1.4 million in the prior-year quarter, reflecting higher professional services costs, primarily legal fees related to our expanded patent portfolio and general corporate matters, as well as increased investor relations and consulting costs. These increases were partially offset by lower personnel-related costs.

Net loss for the third quarter of 2026 was approximately $1.7 million, or $0.28 per basic and diluted share, compared with net income of approximately $27,000, or $0.01 per basic and diluted share, for the third quarter of 2025.

About Kiora Pharmaceuticals
Kiora Pharmaceuticals develops small-molecule treatments for vision-threatening retinal diseases. Its pipeline includes KIO-401, an investigational, oral neuroprotective therapy for acute ischemic ophthalmic conditions, and KIO-301, a partnered molecular photoswitch being evaluated for advanced retinitis pigmentosa.
For more information, visit www.kiorapharma.com.

Forward-Looking Statements
Some of the statements in this press release are “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements concerning Kiora’s planned development and potential commercialization of KIO-401; the anticipated timing, design, initiation, conduct, enrollment, dosing, endpoints, follow-up periods and results of clinical trials in CRAO and NAION; the potential to incorporate additional patient follow-up without extending overall trial timelines; the potential efficacy, safety, therapeutic benefit and commercial opportunity of KIO-401; the interpretation and applicability of clinical results generated by Senju Pharmaceutical in Japan; anticipated regulatory interactions, feedback and approvals, including discussions regarding the IND pathway and registration requirements in the United States and Europe; requests for orphan drug designation and the potential availability of related development incentives and market exclusivity; the potential development and preclinical evaluation of next-generation calpain inhibitors in ophthalmic and non-ophthalmic indications; the ability to leverage existing clinical development infrastructure and maintain streamlined operations; the expected progression of the KIO-301 program and reimbursement of associated research and development expenses; the Company’s plans for KIO-104; the sufficiency of the Company’s existing cash and investments to fund pre-trial activities and initial preclinical evaluations; and the expected capital requirements associated with its development programs.

These forward-looking statements are based on management’s current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks include, among others, uncertainties associated with preclinical and clinical development and regulatory review; the possibility that results observed in previous studies will not be reproduced in future studies; the possibility that regulatory feedback will require changes to proposed trial designs, endpoints, follow-up periods or development timelines; the possibility that orphan drug designation will not be granted or that anticipated incentives or exclusivity will not be available; the cost, timing, enrollment, conduct and outcomes of clinical trials; the Company’s ability to maintain anticipated collaboration reimbursements and manage operating expenses; the ability to obtain sufficient capital to fund planned development activities; the availability and terms of future financings; potential dilution to existing stockholders; the Company’s ability to execute its development strategy and licensing obligations; and other risks described under “Risk Factors” in Kiora’s Annual Report on Form 10-K filed with the SEC on March 25, 2026, and in its subsequent filings with the SEC.

Kiora’s results may also be affected by factors of which the Company is not currently aware. Forward-looking statements speak only as of the date of this release. Except as required by law, Kiora undertakes no obligation to publicly update or revise any forward-looking statement to reflect subsequent events, circumstances or changes in expectations.

Contacts: Investors
Investors@kiorapharma.com
Financial Tables Follow

Financial Tables Follow

KIORA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash and Cash Equivalents	$5,570,640	$8,696,570
Short-Term Investments	10,716,331	8,392,513
Prepaid Expenses and Other Current Assets	1,008,822	1,141,804
Collaboration Receivables	636,756	1,522,770
Tax and Other Receivables	1,579,103	1,793,459
Prepaid Collaboration Expenses	402,437	201,332
Total Current Assets	19,914,089	21,748,448
Non-Current Assets:
Property and Equipment, Net	88,192	91,672
Restricted Cash	4,765	4,566
Intangible Assets and In-Process R&D, Net	2,063,100	2,063,100
Operating Lease Right-of-Use Assets	219,565	285,827
Other Assets	84,351	59,687
Total Assets	$22,374,062	$24,253,300
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$209,074	$1,060,306
Accrued Expenses	2,147,562	2,406,731
Operating Lease Liabilities	162,095	164,461
Total Current Liabilities	2,518,731	3,631,498
Non-Current Liabilities:
Contingent Consideration	3,082,326	2,939,316
Deferred Tax Liability	102,152	102,152
Deferred Collaboration Revenue	1,250,000	1,250,000
Non-Current Operating Lease Liabilities	124,694	203,798
Total Non-Current Liabilities	4,559,172	4,495,266
Total Liabilities	7,077,903	8,126,764
Commitments and Contingencies (Note 9)
Stockholders’ Equity:
Preferred Stock, $0.01 Par Value: 10,000,000 shares authorized; 3,750 designated Series A, 0 shares issued and outstanding; 10,000 designated Series B, 0 shares issued and outstanding; 10,000 shares designated Series C, 0 shares issued and outstanding; 20,000 shares designated Series D, 7 shares issued and outstanding; 1,280 shares designated Series E, 0 shares issued and outstanding; 3,908 shares designated Series F, 420 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	4	4
Common Stock, $0.01 Par Value: 150,000,000 shares authorized; 4,424,387 and 3,761,739 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	281,915	275,289
Additional Paid-In Capital	175,723,637	170,314,656
Accumulated Deficit	(160,463,791)	(154,217,276)
Accumulated Other Comprehensive Loss	(245,606)	(246,137)
Total Stockholders’ Equity	15,296,159	16,126,536
Total Liabilities and Stockholders’ Equity	$22,374,062	$24,253,300

KIORA PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Collaboration Revenue	$1,000,000	$—	$1,000,000	$—
Total Revenue	1,000,000	—	1,000,000	—
Operating Expenses:
General and Administrative	$1,580,111	$1,443,827	$4,575,882	$4,287,075
Research and Development	1,949,864	2,729,891	6,150,705	7,852,267
Collaboration Credits	(885,559)	(1,658,248)	(3,455,046)	(5,310,288)
Change in Fair Value of Contingent Consideration	46,169	(1,721,033)	143,010	(1,308,067)
Total Operating Expenses	2,690,585	794,437	7,414,551	5,520,987
Operating Loss	(1,690,585)	(794,437)	(6,414,551)	(5,520,987)
Other Income (Expense), Net:
Interest Income, Net	146,306	201,822	431,876	703,692
Other Expense, Net	(40,242)	(23,708)	(98,040)	(133,517)
Total Other Income, Net	106,064	178,114	333,836	570,175
Loss Before Income Tax (Expense) Benefit	(1,584,521)	(616,323)	(6,080,715)	(4,950,812)
Income Tax (Expense) Benefit	(165,000)	643,129	(165,800)	632,179
Net (Loss) Income	$(1,749,521)	$26,806	$(6,246,515)	$(4,318,633)
Net (Loss) Income Attributable to Common Shareholders	$(1,749,521)	$26,806	$(6,246,515)	$(4,318,633)
Net (Loss) Income per Common Share - Basic	$(0.28)	$0.01	$(1.12)	$(1.04)
Weighted Average Shares Outstanding - Basic	6,295,123	4,289,853	5,556,915	4,165,568
Net (Loss) Income per Common Share - Diluted	$(0.28)	$0.01	$(1.12)	$(1.04)
Weighted Average Shares Outstanding - Diluted	6,295,123	4,361,740	5,556,915	4,165,568

Other Comprehensive Loss:
Net (Loss) Income	$(1,749,521)	$26,806	$(6,246,515)	$(4,318,633)
Unrealized (Loss) Gain on Marketable Securities	(11,184)	11,214	(30,520)	(16,001)
Foreign Currency Translation Adjustments	21,375	(9,153)	31,050	54,451
Comprehensive (Loss) Income	$(1,739,331)	$28,867	$(6,245,985)	$(4,280,183)